Exhibit 99.1

Federated Hermes, Inc. reports second quarter 2022 earnings
•Q2 2022 earnings per diluted share of $0.64
•Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., July 28, 2022) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.64 for Q2 2022, compared to $0.56 for the same quarter last year, on net income of $57.7 million for Q2 2022, compared to $55.9 million for Q2 2021. Federated Hermes reported YTD 2022 EPS of $1.24, compared to $1.31 for the same period in 2021, on YTD 2022 net income of $113.5 million, compared to $130.4 million for the same period in 2021. The results for Q2 2022 and YTD 2022 include net realized and unrealized losses on investments of $20.9 million ($0.10 per diluted share) and $32.6 million ($0.19 per diluted share), respectively, as a result of the reduction in the market value of equity and fixed-income investments.
Federated Hermes' total managed assets were $631.9 billion at June 30, 2022, down $13.9 billion or 2% from $645.8 billion at June 30, 2021 and up $0.8 billion or less than 1% from $631.1 billion at March 31, 2022. Total average managed assets for Q2 2022 were $617.9 billion, down $21.8 billion or 3% from $639.7 billion reported for Q2 2021 and down $29.3 billion or 5% from $647.2 billion for Q1 2022.
"In the first half of 2022, Federated Hermes saw strong sales in dividend-income equity strategies, led by Federated Hermes Strategic Value Dividend Fund," said J. Christopher Donahue, president and chief executive officer. "As investors negotiated high inflation, rising interest rates and volatile markets across asset classes, they also sought haven in Federated Hermes' liquidity products."
Federated Hermes' board of directors declared a dividend of $0.27 per share. The dividend is payable on Aug. 15, 2022 to shareholders of record as of Aug. 8, 2022. During Q2 2022, Federated Hermes purchased 2,877,691 shares of Federated Hermes class B common stock for $89.5 million.
Equity assets were $81.0 billion at June 30, 2022, down $19.5 billion or 19% from $100.5 billion at June 30, 2021 and down $10.7 billion or 12% from $91.7 billion at March 31, 2022. Top-selling equity funds during Q2 2022 on a net basis were Federated Hermes Strategic Value Dividend Fund, Federated Hermes International Strategic Value Dividend Fund, Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes International Equity Fund and Federated Hermes SDG Engagement Equity Fund (UCITS).
Fixed-income assets were $86.3 billion at June 30, 2022, down $4.5 billion or 5% from $90.8 billion at June 30, 2021 and down $5.8 billion or 6% from $92.1 billion at March 31, 2022. Top-selling fixed-income funds during Q2 2022 on a net basis were Federated Hermes Capital Preservation Fund, Federated Hermes Adjustable Rate Fund, Federated Hermes Conservative Municipal Microshort Fund, Federated Hermes Climate Change High Yield Credit Fund and Federated Hermes Intermediate Municipal Fund.
Alternative/private markets assets were $21.8 billion at June 30, 2022, up $0.8 billion or 4% from $21.0 billion at June 30, 2021 and down $1.3 billion or 6% from $23.1 billion at March 31, 2022.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2022 earnings	Page 2 of 13
Money market assets were $439.7 billion at June 30, 2022, up $9.9 billion or 2% from $429.8 billion at June 30, 2021 and up $19.1 billion or 5% from $420.6 billion at March 31, 2022. Money market fund assets were $298.0 billion at June 30, 2022, down $4.0 billion or 1% from $302.0 billion at June 30, 2021 and up $18.5 billion or 7% from $279.5 billion at March 31, 2022.
Financial Summary
Q2 2022 vs. Q2 2021
Revenue increased $55.0 million or 18% primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. This increase was partially offset by a decrease in revenue due to lower average equity and money market assets, as well as a change in the mix of average fixed-income assets.
During Q2 2022, Federated Hermes derived 59% of its revenue from long-term assets (36% from equity, 14% from fixed-income and 9% from alternative/private markets and multi-asset), 40% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $44.5 million or 19% due to increased distribution expenses resulting primarily from lower voluntary yield-related fee waivers. This increase was partially offset by a decrease in distribution expense due to lower average managed fund assets.
Nonoperating income (expenses), net decreased $29.5 million primarily due to a decrease in the market value of investments in Q2 2022 compared to an increase in the market value of investments in Q2 2021.
Income tax provision decreased $16.3 million primarily due to legislation enacted in the U.K. in Q2 2021, increasing the U.K. corporate income tax rate from 19% to 25% effective April 1, 2023, resulting in the revaluation of certain net deferred tax liabilities in Q2 2021 (2021 U.K. Tax Legislation).
Q2 2022 vs. Q1 2022
Revenue increased $41.2 million or 13% primarily due to a decrease in voluntary yield-related fee waivers. This increase was partially offset by a decrease in revenue due to lower average long-term and money market assets.
Operating expenses increased $32.9 million or 14% primarily due to increased distribution expenses predominantly resulting from lower voluntary yield-related fee waivers partially offset by decreased distribution expenses due to lower average managed fund assets.
Nonoperating income (expenses), net decreased $10.9 million or 93% primarily due to a decrease in the market value of investments.
YTD 2022 vs. YTD 2021
Revenue increased $38.6 million or 6% primarily due to a decrease in voluntary yield-related fee waivers. This increase was partially offset by a decrease in revenue due to lower average equity assets, a decrease in carried interest and performance fees, and a decrease in revenue due to a change in the mix of average money market and fixed-income assets.

Federated Hermes reports Q2 2022 earnings	Page 3 of 13
For the first half of 2022, Federated Hermes derived 65% of its revenue from long-term assets (40% from equity, 16% from fixed-income and 9% from alternative/private markets and multi-asset), 34% from money market assets and 1% from sources other than managed assets.
Operating expenses increased $41.6 million or 9% primarily due to increased distribution expenses predominantly resulting from lower voluntary yield-related fee waivers partially offset by lower average managed fund assets and a decrease in compensation and related expense.
Nonoperating income (expenses), net decreased $43.1 million primarily due to a decrease in the market value of investments in the first six months of 2022 compared to an increase in the market value of investments for the same period in 2021.
Income tax provision decreased $23.7 million primarily due to the 2021 U.K. Tax Legislation and lower income before income taxes.
Impact of voluntary yield-related fee waivers
During the three and six months ended June 30, 2022, voluntary yield-related fee waivers totaled $9.5 million and $85.3 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $9.0 million and $66.5 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $0.5 million and $18.8 million for the three and six months ended June 30, 2022, respectively. During the three and six months ended June 30, 2021, voluntary yield-related fee waivers totaled $117.8 million and $200.9 million, respectively. These fee waivers were partially offset by related reductions in distribution expenses of $71.0 million and $132.5 million, respectively, such that the net negative pre-tax impact to Federated Hermes was $46.8 million and $68.4 million for the three and six months ended June 30, 2021, respectively.
Due to recent increases in the yields of securities held by money market portfolios, the net negative pre-tax impact of the voluntary yield-related fee waivers has been nearly eliminated. The amount of voluntary yield-related fee waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and level of voluntary yield-related fee waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on July 29, 2022. Investors are invited to listen to the earnings teleconference by calling 877-545-0523 (domestic) or 973-528-0016 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 29, 2022. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 45935. The online replay will be available via FederatedHermes.com for one year.

Federated Hermes reports Q2 2022 earnings	Page 4 of 13
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $631.9 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has nearly 2,000 employees in London, New York and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 10% of fixed-income fund managers and the top 11% of money market fund managers2. Federated Hermes also ranks as the 9th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, visit FederatedHermes.com.
###
1) As of June 30, 2022.
2) ISS Market Intelligence (SIMFUND), June 30, 2022. Based on assets under management in open-end funds.
3) Money Management Institute/Cerulli,Q1 2022.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2022 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2021 to Q2 2022	Quarter Ended	% Change Q1 2022 to Q2 2022
	June 30, 2022	June 30, 2021		March 31, 2022
Revenue
Investment advisory fees, net	$258,043	$214,289	20%	$232,994	11%
Administrative service fees, net—affiliates	70,182	77,750	(10)	73,507	(5)
Other service fees, net	37,783	19,001	99	18,263	107
Total Revenue	366,008	311,040	18	324,764	13

Operating Expenses
Compensation and related	128,086	132,769	(4)	133,965	(4)
Distribution	84,243	38,115	121	48,562	73
Systems and communications	18,446	18,954	(3)	19,494	(5)
Professional service fees	13,976	15,122	(8)	13,468	4
Office and occupancy	10,512	11,082	(5)	11,322	(7)
Advertising and promotional	4,736	4,623	2	2,732	73
Travel and related	3,328	898	271	1,795	85
Other	10,363	7,668	35	9,477	9
Total Operating Expenses	273,690	229,231	19	240,815	14
Operating Income	92,318	81,809	13	83,949	10

Nonoperating Income (Expenses)
Investment income (loss), net	(19,308)	7,393	(361)	(10,602)	(82)
Debt expense	(3,350)	(346)	NM	(1,222)	174
Other, net	(13)	(184)	93	83	(116)
Total Nonoperating Income (Expenses), net	(22,671)	6,863	(430)	(11,741)	(93)
Income before income taxes	69,647	88,672	(21)	72,208	(4)
Income tax provision	18,889	35,193	(46)	17,611	7
Net income including the noncontrolling interests in subsidiaries	50,758	53,479	(5)	54,597	(7)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(6,899)	(2,405)	(187)	(1,266)	(445)
Net Income	$57,657	$55,884	3%	$55,863	3%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.64	$0.57	12%	$0.61	5%
Diluted	$0.64	$0.56	14%	$0.61	5%
Weighted-Average Shares Outstanding
Basic and Diluted	85,373	93,964		88,050
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.2 million, $2.4 million and $2.6 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2022, June 30, 2021 and March 31, 2022, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share for the quarterly period ended June 30, 2021 excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Hermes reports Q2 2022 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2022	June 30, 2021	% Change
Revenue
Investment advisory fees, net	$491,037	$461,978	6%
Administrative service fees, net—affiliates	143,689	152,051	(5)
Other service fees, net	56,046	38,184	47
Total Revenue	690,772	652,213	6

Operating Expenses
Compensation and related	262,051	276,389	(5)
Distribution	132,804	82,504	61
Systems and communications	37,940	37,549	1
Professional service fees	27,444	29,759	(8)
Office and occupancy	21,835	22,322	(2)
Advertising and promotional	7,468	7,447	0
Travel and related	5,123	1,195	329
Other	19,840	15,761	26
Total Operating Expenses	514,505	472,926	9
Operating Income	176,267	179,287	(2)

Nonoperating Income (Expenses)
Investment income (loss), net	(29,909)	9,404	(418)
Debt expense	(4,571)	(837)	446
Other, net	68	161	(58)
Total Nonoperating Income (Expenses), net	(34,412)	8,728	(494)
Income before income taxes	141,855	188,015	(25)
Income tax provision	36,500	60,190	(39)
Net income including the noncontrolling interests in subsidiaries	105,355	127,825	(18)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(8,165)	(2,543)	(221)
Net Income	$113,520	$130,368	(13)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$1.24	$1.32	(6)%
Diluted	$1.24	$1.31	(5)%
Weighted-Average Shares Outstanding
Basic and Diluted	86,706	94,588
Dividends Declared Per Share	$0.54	$0.54
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $5.8 million and $5.4 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2022 and June 30, 2021, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary for the six months ended June 30, 2021.

Federated Hermes reports Q2 2022 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2022	Dec. 31, 2021
Assets
Cash and other investments	$429,767	$426,674
Other current assets	131,636	132,773
Intangible assets, net, including goodwill	1,217,991	1,270,080
Other long-term assets	172,523	188,660
Total Assets	$1,951,917	$2,018,187

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$207,147	$270,707
Long-term debt	397,448	223,350
Other long-term liabilities	324,698	346,911
Redeemable noncontrolling interests	54,731	63,202
Equity excluding treasury stock	1,652,179	1,652,481
Treasury stock	(684,286)	(538,464)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,951,917	$2,018,187

Federated Hermes reports Q2 2022 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Equity
Beginning assets	$91,676	$96,716	$96,170	$96,716	$91,788
Sales[1]	6,595	6,992	5,366	13,587	13,126
Redemptions[1]	(7,564)	(7,070)	(6,784)	(14,634)	(13,948)
Net sales (redemptions)[1]	(969)	(78)	(1,418)	(1,047)	(822)
Net exchanges	20	(174)	8	(154)	40
Impact of foreign exchange[2]	(1,199)	(454)	171	(1,653)	(424)
Market gains and (losses)[3]	(8,540)	(4,334)	5,575	(12,874)	9,924
Ending assets	$80,988	$91,676	$100,506	$80,988	$100,506

Fixed Income
Beginning assets	$92,146	$97,550	$86,464	$97,550	$84,277
Sales[1]	6,991	7,424	10,584	14,415	21,771
Redemptions[1]	(8,950)	(9,437)	(7,418)	(18,387)	(15,702)
Net sales (redemptions)[1]	(1,959)	(2,013)	3,166	(3,972)	6,069
Net exchanges	(51)	146	(7)	95	(51)
Impact of foreign exchange[2]	(225)	(104)	25	(329)	(35)
Market gains and (losses)[3]	(3,658)	(3,433)	1,153	(7,091)	541
Ending assets	$86,253	$92,146	$90,801	$86,253	$90,801

Alternative/Private Markets
Beginning assets	$23,109	$22,920	$19,301	$22,920	$19,084
Sales[1]	1,116	644	1,330	1,760	1,808
Redemptions[1]	(1,091)	(505)	(546)	(1,596)	(1,177)
Net sales (redemptions)[1]	25	139	784	164	631
Net exchanges	4	0	(1)	4	(2)
Impact of foreign exchange[2]	(1,555)	(637)	54	(2,192)	193
Market gains and (losses)[3]	202	687	824	889	1,056
Ending assets	$21,785	$23,109	$20,962	$21,785	$20,962

Multi-asset
Beginning assets	$3,555	$3,780	$3,981	$3,780	$3,948
Sales[1]	43	74	88	117	155
Redemptions[1]	(143)	(132)	(544)	(275)	(714)
Net sales (redemptions)[1]	(100)	(58)	(456)	(158)	(559)
Net exchanges	1	5	14	6	19
Impact of foreign exchange[2]	0	0	0	0	(1)
Market gains and (losses)[3]	(321)	(172)	160	(493)	292
Ending assets	$3,135	$3,555	$3,699	$3,135	$3,699

Total Long-term Assets
Beginning assets	$210,486	$220,966	$205,916	$220,966	$199,097
Sales[1]	14,745	15,134	17,368	29,879	36,860
Redemptions[1]	(17,748)	(17,144)	(15,292)	(34,892)	(31,541)
Net sales (redemptions)[1]	(3,003)	(2,010)	2,076	(5,013)	5,319
Net exchanges	(26)	(23)	14	(49)	6
Impact of foreign exchange[2]	(2,979)	(1,195)	250	(4,174)	(267)
Market gains and (losses)[3]	(12,317)	(7,252)	7,712	(19,569)	11,813
Ending assets	$192,161	$210,486	$215,968	$192,161	$215,968
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2022 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$51,890	$39,786	$54,830	$37,316	$14,847	$8,262	$3,401	$154	$124,968	$85,518
Sales	3,669	2,926	4,326	2,665	705	411	43	0	8,743	6,002
Redemptions	(3,971)	(3,593)	(8,134)	(816)	(749)	(342)	(139)	(4)	(12,993)	(4,755)
Net sales (redemptions)	(302)	(667)	(3,808)	1,849	(44)	69	(96)	(4)	(4,250)	1,247
Net exchanges	20	0	(52)	1	4	0	1	0	(27)	1
Impact of foreign exchange[2]	(678)	(521)	(169)	(56)	(980)	(575)	0	0	(1,827)	(1,152)
Market gains and (losses)[3]	(6,723)	(1,817)	(2,586)	(1,072)	84	118	(305)	(16)	(9,530)	(2,787)
Ending assets	$44,207	$36,781	$48,215	$38,038	$13,911	$7,874	$3,001	$134	$109,334	$82,827

	Six Months Ended
	June 30, 2022
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$57,036	$39,680	$59,862	$37,688	$14,788	$8,132	$3,608	$172	$135,294	$85,672
Sales	7,629	5,958	9,755	4,660	1,100	660	116	1	18,600	11,279
Redemptions	(8,089)	(6,545)	(16,556)	(1,831)	(1,185)	(411)	(267)	(8)	(26,097)	(8,795)
Net sales (redemptions)	(460)	(587)	(6,801)	2,829	(85)	249	(151)	(7)	(7,497)	2,484
Net exchanges	(154)	0	96	(1)	4	0	6	0	(48)	(1)
Impact of foreign exchange[2]	(968)	(685)	(248)	(81)	(1,377)	(815)	0	0	(2,593)	(1,581)
Market gains and (losses)[3]	(11,247)	(1,627)	(4,694)	(2,397)	581	308	(462)	(31)	(15,822)	(3,747)
Ending assets	$44,207	$36,781	$48,215	$38,038	$13,911	$7,874	$3,001	$134	$109,334	$82,827
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2022 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total Fund Assets
Beginning assets	$124,968	$135,294	$128,376	$135,294	$123,713
Sales	8,743	9,857	12,639	18,600	27,892
Redemptions	(12,993)	(13,104)	(10,936)	(26,097)	(22,711)
Net sales (redemptions)	(4,250)	(3,247)	1,703	(7,497)	5,181
Net exchanges	(27)	(21)	12	(48)	(400)
Impact of foreign exchange[1]	(1,827)	(766)	138	(2,593)	(79)
Market gains and (losses)[2]	(9,530)	(6,292)	4,932	(15,822)	6,746
Ending assets	$109,334	$124,968	$135,161	$109,334	$135,161

Total Separate Account Assets[3]
Beginning assets	$85,518	$85,672	$77,540	$85,672	$75,384
Sales[4]	6,002	5,277	4,729	11,279	8,968
Redemptions[4]	(4,755)	(4,040)	(4,356)	(8,795)	(8,830)
Net sales (redemptions)[4]	1,247	1,237	373	2,484	138
Net exchanges	1	(2)	2	(1)	406
Impact of foreign exchange[1]	(1,152)	(429)	112	(1,581)	(188)
Market gains and (losses)[2]	(2,787)	(960)	2,780	(3,747)	5,067
Ending assets	$82,827	$85,518	$80,807	$82,827	$80,807

Total Long-term Assets[3]
Beginning assets	$210,486	$220,966	$205,916	$220,966	$199,097
Sales[4]	14,745	15,134	17,368	29,879	36,860
Redemptions[4]	(17,748)	(17,144)	(15,292)	(34,892)	(31,541)
Net sales (redemptions)[4]	(3,003)	(2,010)	2,076	(5,013)	5,319
Net exchanges	(26)	(23)	14	(49)	6
Impact of foreign exchange[1]	(2,979)	(1,195)	250	(4,174)	(267)
Market gains and (losses)[2]	(12,317)	(7,252)	7,712	(19,569)	11,813
Ending assets	$192,161	$210,486	$215,968	$192,161	$215,968
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q2 2022 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
By Asset Class
Equity	$80,988	$91,676	$96,716	$97,425	$100,506
Fixed-income	86,253	92,146	97,550	97,226	90,801
Alternative / private markets	21,785	23,109	22,920	22,064	20,962
Multi-asset	3,135	3,555	3,780	3,692	3,699
Total long-term assets	192,161	210,486	220,966	220,407	215,968
Money market	439,697	420,596	447,907	413,713	429,804
Total Managed Assets	$631,858	$631,082	$668,873	$634,120	$645,772

By Product Type
Funds:
Equity	$44,207	$51,890	$57,036	$58,218	$59,933
Fixed-income	48,215	54,830	59,862	60,262	58,486
Alternative / private markets	13,911	14,847	14,788	14,299	13,225
Multi-asset	3,001	3,401	3,608	3,518	3,517
Total long-term assets	109,334	124,968	135,294	136,297	135,161
Money market	298,031	279,514	312,834	292,311	301,971
Total Fund Assets	$407,365	$404,482	$448,128	$428,608	$437,132
Separate Accounts:
Equity	$36,781	$39,786	$39,680	$39,207	$40,573
Fixed-income	38,038	37,316	37,688	36,964	32,315
Alternative / private markets	7,874	8,262	8,132	7,765	7,737
Multi-asset	134	154	172	174	182
Total long-term assets	82,827	85,518	85,672	84,110	80,807
Money market	141,666	141,082	135,073	121,402	127,833
Total Separate Account Assets	$224,493	$226,600	$220,745	$205,512	$208,640
Total Managed Assets	$631,858	$631,082	$668,873	$634,120	$645,772

Federated Hermes reports Q2 2022 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2022	March 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
By Asset Class
Equity	$85,785	$92,034	$97,751	$100,076	$99,165
Fixed-income	88,740	95,475	97,229	93,685	88,405
Alternative / private markets	22,230	22,848	22,243	21,446	20,047
Multi-asset	3,337	3,621	3,763	3,713	4,067
Total long-term assets	200,092	213,978	220,986	218,920	211,684
Money market	417,778	433,254	419,392	414,141	427,993
Total Avg. Managed Assets	$617,870	$647,232	$640,378	$633,061	$639,677

By Product Type
Funds:
Equity	$47,504	$52,419	$58,290	$59,918	$58,662
Fixed-income	51,173	57,413	60,339	59,618	57,006
Alternative / private markets	14,297	14,746	14,419	13,704	12,703
Multi-asset	3,193	3,460	3,590	3,533	3,880
Total long-term assets	116,167	128,038	136,638	136,773	132,251
Money market	275,631	291,157	294,618	289,566	301,990
Total Avg. Fund Assets	$391,798	$419,195	$431,256	$426,339	$434,241
Separate Accounts:
Equity	$38,281	$39,615	$39,461	$40,158	$40,503
Fixed-income	37,567	38,062	36,890	34,067	31,399
Alternative / private markets	7,933	8,102	7,824	7,742	7,344
Multi-asset	144	161	173	180	187
Total long-term assets	83,925	85,940	84,348	82,147	79,433
Money market	142,147	142,097	124,774	124,575	126,003
Total Avg. Separate Account Assets	$226,072	$228,037	$209,122	$206,722	$205,436
Total Avg. Managed Assets	$617,870	$647,232	$640,378	$633,061	$639,677

Federated Hermes reports Q2 2022 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2022	June 30, 2021
By Asset Class
Equity	$88,910	$97,166
Fixed-income	92,108	87,671
Alternative / private markets	22,539	19,663
Multi-asset	3,479	4,021
Total long-term assets	207,036	208,521
Money market	425,516	420,357
Total Avg. Managed Assets	$632,552	$628,878

By Product Type
Funds:
Equity	$49,962	$57,747
Fixed-income	54,293	56,210
Alternative / private markets	14,521	12,471
Multi-asset	3,326	3,832
Total long-term assets	122,102	130,260
Money market	283,394	295,197
Total Avg. Fund Assets	$405,496	$425,457
Separate Accounts:
Equity	$38,948	$39,419
Fixed-income	37,815	31,461
Alternative / private markets	8,018	7,192
Multi-asset	153	189
Total long-term assets	84,934	78,261
Money market	142,122	125,160
Total Avg. Separate Account Assets	$227,056	$203,421
Total Avg. Managed Assets	$632,552	$628,878